Dated this 1st day of January 2025

HIGHER EDUCATION LIMITED

(as Licensor)

and

TRUMPTECH DIGITAL EDUCATION GROUP LIMITED

(as Licensee)

Trademark Licensing Agreement

Table of Contents

ClausePage

1Interpretation1

2Grant of License2

3Use of Trademarks3

4Ownership of Trademarks3

5Recordal of License4

6Infringement4

7Indemnity5

8Warranties5

9Sub-Licensing6

10Assignment and Other Dealings7

11Duration and Termination7

12Entire Agreement8

13Governing Law and Submission to Jurisdiction8

14Notices8

15General Provisions9

Schedule – Trademarks of the Licensor

THIS AGREEMENT is made on the 1st day of January 2025.

BETWEEN:

(1)HIGHER EDUCATION LIMITED, a company incorporated under the laws of Hong Kong and whose registered office is at Unit 1505, 15th Floor, Manhattan Place, 23 Wang Tai Road, Kowloon Bay, Kowloon, Hong Kong (the “Licensor”); and

(2)TRUMPTECH DIGITAL EDUCATION GROUP LIMITED, a company incorporated under the laws of the Cayman Islands and whose registered office is at the offices of Vistra (Cayman) Limited, P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 - 1205 Cayman Islands (the “Licensee”).

WHEREAS:

(A)The Licensor is (i) the registered owner of the Trademarks (as defined below) as set out in Part A of Schedule to this Agreement; and (ii) the applicant for registration of the Trademarks as set out in Part B of Schedule to this Agreement.

(B)The Licensor has agreed to grant the Licensee the license to use the Trademarks and the Licensee has agreed to accept such license, subject to and on the terms and conditions set out in this Agreement.

NOW, THEREFORE, in consideration of the promises contained herein and intending to be legally binding, the parties agree as follows:

1Interpretation

1.1Unless otherwise defined elsewhere in this Agreement, or unless the context otherwise requires, the following specialized terms shall have the meanings ascribed to them below:-

“Business Day”means a day (other than a Saturday, Sunday or public holiday) the banks in Hong Kong are open for business;

“Control”means possession, directly or indirectly, of the power to direct or cause the direction of the operations and management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise;

“Hong Kong”means the Hong Kong Special Administrative Region of the PRC;

“Licensed Business”means the business as an education solutions service provider and any other business segment that may be agreed in writing by the Licensor and the Licensee from time to time;

“Macau”means the Macau Special Administrative Region of the PRC;

“Person”means an individual, firm, partnership, corporation,

association, limited liability company, union, trust, estate or any other entity or organization whether or not having separate legal existence;

“PRC”means People's Republic of China;

“Subsidiaries”shall have the meanings ascribed thereto under the Companies Ordinance (Chapter 622 of the Laws of Hong Kong);

“Territory”means the PRC, Hong Kong and Macau, and any other countries or regions in which the Licensor may seek protection for the Trademarks through registration, use or any other manners after the execution of this Agreement; and

“Trademarks”means the trade mark(s) set out in Schedule to this Agreement, including the listed registrations and applications and any registrations which may be granted pursuant to such applications.

1.2References to statutory provisions shall where the context so admits or requires be construed as references to those provisions as respectively amended, consolidated, extended, or re-enacted from time to time, and shall, where the context so admits or requires, be construed as including reference to the corresponding provisions of any earlier legislation (whether repealed or not) directly or indirectly amended, consolidated, extended, or replaced thereby or re-enacted therein, which may be applicable to any relevant tax year or other period, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute.

1.3References to this Agreement include any recitals and schedule to it and this Agreement as from time to time amended and references to a party, clause and schedule are references to a party, clause and schedule of this Agreement.

1.4The schedule to this Agreement form an integral part of this Agreement and shall be construed and has the same full force and effect as if expressly set out in the body of this Agreement.

1.5The headings contained in this Agreement are for the purposes of convenience only and do not form part of and shall not affect the construction of this Agreement or any part thereof.

2Grant of License

2.1The Licensor hereby grants to the Licensee, and the Licensee hereby accepts, upon the terms and conditions specified herein, a non-exclusive license to use, and the rights to sub-license in accordance with Clause 9 the use of the Trademarks on or in connection with the Licensed Business in the Territory without royalty or cost.

2.2The Licensee acknowledges and agrees that the rights granted to it as a result of or in connection with this Agreement are license rights only, and nothing contained in this Agreement constitutes or shall be construed as an assignment of any or all of the Licensors'

rights in the Trademarks.

3Use of Trademarks

3.1During the term of this Agreement, the Licensee shall, and shall ensure each of the sub-licensees, shall:

(i)use the Trademarks only in connection with the Licensed Business in the Territory;

(ii)ensure that all activities in connection with the Licensed Business, including but not limited to, advertising, marketing and promotion, shall not reduce or diminish the reputation, image and prestige of the Trademarks in any material respect.

3.2The Licensee shall, and shall ensure each of the sub-licensees shall, at its own expense, obtain and/or maintain all necessary government or regulatory permits, licenses, registration and approvals in connection with conducting the Licensed Business in the Territory.

4Ownership of Trademarks

4.1The Licensee acknowledges that the Licensor is the sole owner of the Trademarks and shall not dispute or challenge the rights of the Licensor to the Trademarks.

4.2The Licensee shall not, and shall procure the sub-licensees not to, do, or omit to do, or permit to be done, any act which will or may weaken, damage or be detrimental to the Trademarks or the reputation or goodwill associated with the Trademarks or the Licensor in any material respect, or which may invalidate or jeopardize the registration of the Trademarks.

4.3The Licensee shall not, and shall procure the sub-licensees, not to apply for, or obtain, registration of the Trademarks for any goods or services in any country, save and except with the prior written consent of the Licensor.

4.4The Licensee shall not, and shall procure that the sub-licensees, not to apply for, or obtain, registration of any trade or service mark in any country which consists of, or comprises, or is confusingly similar to, the Trademarks, save and except with the prior written consent of the Licensor.

4.5Any goodwill derived from the use by the Licensee of the Trademarks shall accrue to the benefit of the Licensor.  The Licensor may, at any time, call for an assignment of such goodwill and the Licensee agrees to execute any documents which the Licensor may reasonably require thereof to obtain full benefit of that goodwill.

4.6The Licensor shall, at its own expense, make its best effort to maintain the existing registrations and procure extensions or renewals of the Trademarks and prosecute to registration any pending applications and the Licensee shall provide, at the request of the Licensor and at the Licensor's expense, all necessary assistance in such maintenance, procurement and prosecution.

4.7The Licensee shall not, and shall procure the sub-licensees not to, make any representation or do any act which may be taken to indicate that it has any right, title, ownership or interest in the Trademarks save as granted in this Agreement or approved by the Licensor in writing.

4.8It is agreed that nothing contained in this Agreement shall be construed as an assignment or grant to the Licensee or any sub-licensee of any right, title or interest in or to the Trademarks, it being understood that all rights relating thereto are reserved by the Licensor, except for the license granted herein to the Licensee of the right to use and sub-license the Trademarks as provided in this Agreement.  Upon termination or expiration of this Agreement, the Licensee and any sub-licensee will be deemed to have assigned, transferred and conveyed to the Licensor all rights in and to the Trademarks including the right to use of any Trademarks by Licensee and/or any sub-licensee as a company name, trade name or domain name.

5Recordal of License

5.1The Licensee shall, at its own cost, promptly record the license granted to it in Clause 2 of this Agreement in the relevant registries in the Territory, if applicable.  Notwithstanding the foregoing, the Licensor shall be responsible to promptly register this Agreement with the relevant intellectual property authority(s) in the PRC, if applicable.

5.2The Licensor shall provide all necessary assistance, at the Licensee's cost, to enable the Licensee to comply with Clause 5.1 above.  The Licensee, however, agrees that the license records in Clause 5.1 above may be cancelled by the Licensor on termination of this Agreement and that it will assist the Licensor so far as may be necessary to achieve such cancellation including but not limited to executing any documents at the request of the Licensor for that purpose.

6Infringement

6.1The Licensee shall, and shall ensure the sub-licensees shall, as soon as reasonably practicable notify the Licensor in writing giving full particulars if any of the following matters that come to its attention:-

(i)any actual, suspected or threatened infringement of any the Trademarks;

(ii)any actual or threatened claim that any of the Trademarks is invalid;

(iii)any actual or threatened opposition to any application for registration of any of the Trademarks;

(iv)any claim made or threatened that use of any of the Trademarks infringes the rights of any third party;

(v)any Person applies for, or is granted, a registered trade mark by reason of which that Person may be, or has been, granted rights which conflict with any of the rights granted to the Licensee under this Agreement; or

(vi)any other form of attack, charge or claim to which any of the Trademarks may be subject.

6.2In respect of any of the matters listed in Clause 6.1 above:

(i)the Licensor shall, in its absolute discretion, decide what action if any to take to defend the validity of the Trademarks;

(ii)the Licensor shall have exclusive control over, and conduct of, all claims and proceedings;

(iii)the Licensee shall not, and shall procure that none of the sub-licensees shall, make any admissions other than to the Licensor;

(iv)the Licensee shall, and shall procure that each of the sub-licensees to, provide the Licensor with all assistance that it may reasonably require in the conduct of any claims, settlement or proceedings; and

(v)the Licensor shall bear the cost of any proceedings and shall be entitled to retain all sums recovered in any action for their own account.

6.3The Licensor shall hold free and harmless, and indemnify the Licensee and sub-licensees from and against any and all claims, demands, losses, costs, fees, liabilities, damages and expenses in connection therewith, and including reasonable attorney's fees and disbursements suffered or incurred by the Licensee and/or sub-licensees as a result of or in connection with or arising from the infringing nature of the Trademarks.

7Indemnity

7.1The Licensee hereby agrees and will ensure that all sub-licensees agree, to be responsible for, to defend, indemnify and hold harmless the Licensor, its directors; officers, shareholders, agents and employees and to hold them harmless from any claims, demands, causes of actions or damages, including reasonable attorney's fees as a result of, or arising out of or in connection with, any breach of the terms of this Agreement by the Licensee or sub-licensees.

7.2The Licensor hereby agree to be responsible for, to defend, indemnify and hold harmless the Licensee and all sub-licensees, their directors, officers, shareholders, agents and employees and to hold them harmless from any claims, demands, causes of actions or damages, including reasonable attorney's fees as a result of, or arising out of or in connection with, any breach of the terms of this Agreement by the Licensor.

8Warranties

8.1The Licensor represents and warrants to the Licensee as follows:

(i)it is a company duly organised and existing under the laws of its place of incorporation;

(ii)it has full right, power and authority to enter into this Agreement and to license the Trademarks and to perform each and every covenant and agreement contained herein;

(iii)it is the registered owner of the Trademarks set out in Part A of the Schedule hereto, which are validly and legally registered in the relevant jurisdiction(s);

(iv)it has submitted applications to register the Trademarks set out in Part B of the Schedule hereto in the relevant jurisdiction(s);

(v)to the extent of the Licensor's knowledge, there are no current or pending claims, litigations or notifications against the Licensors in relation to the validity of the Trademarks; and

(vi)to the extent of the Licensor's knowledge, there are no claims made or threatened that use of any of the Trademarks by the Licensor or as herein contemplated infringes any rights of any third party.

8.2The Licensee represents and warrants to the Licensor as follows:

(i)the Licensee is a company duly organised and existing under the laws of the Cayman Islands;

(ii)the Licensee has full power and authority to enter into this Agreement and to perform each and every covenant and agreement contained herein; and

(iii)the execution and delivery of this Agreement and the performance of the covenants and agreements herein contained are not limited or restricted by and are not in conflict with any contract, agreement or other instrument to which the Licensee is bound.

9Sub-Licensing

9.1The Licensee shall have the right to grant to its Subsidiaries a sub-license to use the Trademarks in connection with the Licensed Business in the Territory provided that:

(i)it shall give prior written notice to the Licensor;

(ii)it shall ensure that the terms of any sub-license are in writing and are substantially the same as the terms of this Agreement (except that the sub-licensee shall not have the right to sub-license its rights) and shall provide the Licensor with a copy of the sub-license on request;

(iii)all sub-licenses granted shall terminate automatically on termination or expiry of this Agreement; and

(iv)it shall be liable for all acts and omissions of any sub-licensee and shall indemnify the Licensor against all costs, expenses, claims, loss or damage incurred or suffered by any of the Licensor, or for which the Licensor may become liable, (whether direct, indirect or consequential and including any economic loss or other loss of profits, business or goodwill) arising out of any act or omission of any sub-licensee.

10Assignment and Other Dealings

Unless otherwise permitted under Clause 9, the Licensee shall not, without the prior written consent of the Licensor, assign, transfer, mortgage, charge or deal with in any other manner any of its rights or obligations under this Agreement.

11Duration and Termination

11.1This Agreement shall come into force from the date of this Agreement and shall continue for a term of ten (10) years commencing from the date of this Agreement.

11.2The Licensor agrees that during the term of this Agreement, it shall not dispose, sell, assign or transfer the ownership in the Trademarks to any third party, save as to the Licensee or any of its Subsidiaries.

11.3Without prejudice to any claims arising from any antecedent breaches of this Agreement, the Licensor shall be entitled to terminate this Agreement with immediate effect by notice in writing to the Licensee if:

(i)the Licensee commits one or more material breaches of any of the provisions of this Agreement which are not capable of remedy;

(ii)the Licensee commits one or more breaches of this Agreement which are capable of remedy and any of such breaches remains unremedied within thirty (30) Business Days after the receipt of notice specifying that such party is required to remedy such breach(es) within thirty (30) Business Days; or

(iii)the Licensee becomes insolvent, goes into liquidation, steps are taken to commence its winding up or a receiver, administrative receiver or administrator is appointed over all or any of its assets or any equivalent step to any of these steps is taken in any place (except where such step is taken as part of a process of solvent amalgamation or reconstruction, which has been notified to and agreed in writing by all parties).

11.4Upon termination of this Agreement:-

(i)all rights and licenses granted pursuant to this Agreement shall cease, provided that such termination shall not affect the rights and obligations of the parties prior to termination and shall be without prejudice to Clauses 12 to 15 which shall remain in full force and effect and any other rights or remedies provided by law;

(ii)the Licensee and sub-licensees shall cease all use of the Trademarks and activities in connection with the Licensed Business; and

(iii)the Licensee and sub-licensees shall co-operate with the Licensor in the cancellation of any licences registered or pending registration pursuant to this Agreement and shall execute such documents and do all acts and things as may be necessary to effect such cancellation.

12Entire Agreement

This Agreement constitutes the entire agreement and understanding between the parties in connection with the subject-matter covered and supersedes all previous proposals, representations, warranties, memoranda, understanding, letter of intent, agreements or undertakings relating thereto whether oral, written or otherwise and none of the parties has relied on any such proposals, representations, warranties, memoranda, understanding, letter of intent, agreements or undertakings.

13Governing Law and Submission to Jurisdiction

13.1This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

13.2The parties shall use their reasonable endeavours to settle any dispute, controversy or claim in connection with this Agreement through friendly consultations and agree that any dispute arising out of or in connection with this Agreement shall be finally resolved by courts of Hong Kong which shall have exclusive jurisdiction.

13.3The parties do not intend any term of this Agreement to be enforceable pursuant to the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong).

14Notices

14.1Any notice or other communication in connection with this Agreement (each, a “Notice”) shall be:

(i)in writing; and

(ii)delivered by hand, e-mail, pre-paid airmail or courier.

14.2A Notice to the Licensor shall be sent to the following address or e-mail address, or such other person, address or e-mail address as the Licensor may notify to the Licensee from time to time:

Higher Education Limited

Attention:Mr. Kwok Tin Ming

Address:Unit 1505, 15th Floor, Manhattan Place, 23 Wang Tai Road, Kowloon Bay, Kowloon, Hong Kong

Email address:ming.kwok@trumptech.com

14.3A Notice to the Licensee shall be sent to the following address or e-mail address, or such other person, address or e-mail address as the Licensee may notify to the Licensors from time to time:

Trumptech Digital Education Group Limited

Attention:Mr. Stephen Cheng

Address:Unit 1505, 15th Floor, Manhattan Place, 23 Wang Tai Road, Kowloon Bay, Kowloon, Hong Kong

Email address:stephen.cheng@trumptech.com

14.4A Notice shall be effective upon receipt and shall be deemed to have been received:

(i)7 days after posting, if delivered by pre-paid airmail;

(ii)at the time of delivery, if delivered by hand or courier; or

(iii)upon confirmation of receipt, if delivered by e-mail.

15General Provisions

15.1No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the party waiving such provision.  No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Without limiting the foregoing, no waiver by a party of any breach by any other party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

15.2No amendment, change or addition hereto shall be effective or binding on any party unless reduced to writing and executed by all the parties for the time being.

15.3Nothing in this Agreement shall constitute or be deemed to constitute a partnership among the parties or any of them.

15.4This Agreement may be executed by the parties in counterparts (whether original, electronic or facsimile counterparts, provided that if executed and delivered in electronic or facsimile counterpart the executing party shall also deliver the original by courier as soon as practicable after delivery of the facsimile or electronic counterpart) and, upon due execution of all such counterparts, each counterpart shall be deemed to be an original hereof, and all such counterparts shall together constitute one and the same instrument.

15.5If at any time any provision of this Agreement is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

15.6Each party shall give such further assurance, provide such further information, take such further actions and execute and deliver such further documents and instruments as are, in each case, within its power to give, provide and take so as to give full effect to the provisions of this Agreement.

15.7Each of the parties shall be responsible for its own legal and professional fees, costs and expenses incurred in the negotiation, preparation, approval, execution and completion of this Agreement and the transactions or matters contemplated hereunder.

15.8This Agreement shall be binding upon and enure to the benefit of the parties and their respective successors and permitted assigns.

15.9This Agreement shall be written in English language.  For the purpose of registration of this Agreement with the relevant intellectual property authority(s) in the PRC, a simplified Chinese version of this Agreement shall be prepared in accordance with the English version and executed by the parties.  If there is any discrepancy between the English version and the simplified Chinese version, the English version shall prevail.

Execution

THIS AGREEMENT is duly executed as a deed by the duly authorized officers of the parties hereto on the date first shown above.

SEALED with the COMMON SEAL of)

HIGHER EDUCATION LIMITED)

and SIGNED BY)

KWOK TIN MING)

in the presence of:-)

SEALED with the COMMON SEAL of)

TRUMPTECH DIGITAL EDUCATION)

GROUP LIMITED)

and SIGNED BY)

KWOK TIN MING)

in the presence of:-)

Schedule

Trademarks of the Licensor

Part A: Registered trademarks

Territory	Mark	Registration Number	Date of Registration / Actual Date of Registration / Expiry Date	Class	Specification

Hong Kong	T Trumptech	301229300	29 October 2008 / 24 April 2009 / 28 October 2028	16

Books; calendars; catalogues; computer programmes (paper tapes and cards for the recordal of); graphic prints; graphic representations; graphic reproductions; handbooks; manuals; pamphlets; pictures; printed matter; printed publication; signboards of paper or cardboard; teaching materials; all included in Class 16.

Hong Kong	T Trumptech	301229300	29 October 2008 / 24 April 2009 / 28 October 2028	35

Arranging subscriptions to telecommunication services for others; business consultancy (professional-); business management consultancy; commercial administration of the licensing of the goods and services of others; compilation of information into computer databases; compilation of statistics; systemization of information into computer databases; demonstration of goods; distribution of samples; organization of exhibitions for commercial or advertising purposes; import-export agencies; office machines and equipment rental; publication of publicity texts; writing of publicity texts; rental of advertising space; sales promotion for others; organization of trade fairs for commercial or advertising purposes; all included in Class 35.

Schedule

96236554.1

Hong Kong	T Trumptech	301229300	29 October 2008 / 24 April 2009 / 28 October 2028	38

Rental of access time to global computer networks; cellular telephone communication; providing internet chatrooms; communications by computer terminals; communications by fibre optic networks; communications by telephone; computer aided transmission of messages and images; electronic bulletin board services [telecommunications services]; electronic mail; facsimile transmission; information about telecommunication; message sending; paging services [radio, telephone or other means of electronic communication]; providing access to databases; providing telecommunications connections to a global computer network; providing user access to a global computer network [service providers]; rental of message sending apparatus; telecommunications routing and junction services; teleconference services; voice mail services; all included in Class 38.

Hong Kong	T Trumptech	301229300	29 October 2008 / 24 April 2009 / 28 October 2028	41

Academies [education]; arranging and conducting of conferences; arranging and conducting of seminars; arranging and conducting of workshops [training]; arranging and conducting of symposiums; organization of competitions [education or entertainment]; correspondence courses; education information; educational examination; educational services; electronic desktop publishing; organization of exhibitions for cultural or educational purposes; game services provided on-line from a computer network; gaming; practical training [demonstration]; providing on-line electronic publications, not downloadable; publication of books; publication of electronic books and journals on-line; publication of texts, other than publicity texts; teaching; writing of texts, other than publicity texts; tuition; translation; all included in Class 41.

Hong Kong	T Trumptech	301229300	29 October 2008 / 24 April 2009 / 28 October 2028	42

Recovery of computer data; consultancy in the field of computer hardware; computer programming; duplication of computer programs; computer rental; computer software consultancy; computer software design; installation of computer software; maintenance of computer software; updating of computer software; computer system design; computer systems analysis; computer virus protection services; conversion of data or documents from physical to electronic media; creating and maintaining web sites for others; data conversion of computer programs and data [not physical conversion];graphic arts designing; hosting computer sites[web sites];providing search engines for the internet; rental of computer software; rental of web servers; all included in Class 42.

Schedule

96236554.1

Hong Kong	Learnlex LEARNLEX learnlex	303266785	14 January 2015 / 23 November 2015 / 13 January 2035	9

amplifiers; apparatus and instruments for recording, reproducing, carrying, storing, processing, manipulating, transmitting, broadcasting and retrieving publications, text, signals, software, information, data, code, sounds and images; audio and video recordings; bags and cases for notebook computers or laptops; bags and cases for tabloid computers or mobile phones; calculating machines; cases adapted for spectacles; compact discs [audio-visual]; computer game software; computer hardware; computer memory devices; computer operating programmes; computer peripheral devices; computer software applications, downloadable or recorded; digital frames; downloadable audio recordings; downloadable electronic publications; downloadable image files; downloadable video recordings; educational and teaching apparatus and instruments; electronic book readers; electronic databases; electronic notice boards; eyeglasses; headphones; loudspeakers; mathematical instruments; mobile phones; mouse [computer accessories]; music, sounds, images, text, publications, signals, software, information, data and code all being downloadable in electronic form, provided via telecommunications networks, by online delivery, by means of satellite communication, or by way of the Internet and the world wide web; optical data media; personal stereo systems; projection screens; readers [data processing equipment]; sound recording apparatus; tablet computers; USB ash drives; parts and fittings for the aforesaid goods; all included in Class 9.

Schedule

96236554.1

Hong Kong	Learnlex LEARNLEX learnlex	303266785	14 January 2015 / 23 November 2015 / 13 January 2035	16

academic and vocational certificates; advertising material and promotional material; books; brochures; calendars; catalogues; diaries; diplomas; envelopes; pens; pencils; graphic prints; graphic representations; graphic reproductions; greeting cards; handbooks; instructional and teaching equipment; journals; magazines; manuals; newsletters; note pads; pads [stationery]; pamphlets; paper; passport holders; pen cases; periodicals; pictures; posters; printed magazines; printed matter; printed publication; printed teaching materials; signboards of paper or cardboard; stationery; writing instruments; writing paper; all included in Class 16.

Schedule

96236554.1

Hong Kong	Learnlex LEARNLEX learnlex	303266785	14 January 2015 / 23 November 2015 / 13 January 2035	35

arranging subscriptions to educational services for others; business consultancy (professional-); business management consultancy; commercial administration of the licensing of the goods and services of others; compilation of information into computer databases; compilation of statistics; demonstration of goods; distribution of samples; import-export agencies; office machines and equipment rental; internet retailing services; organization of exhibitions for commercial or advertising purposes; organization of trade fairs for commercial or advertising purposes; providing loyalty membership schemes; publication of publicity texts; rental of advertising space; retail services in respect of lotions, cosmetics, , computer software, eyeglasses, mobile phone accessories, watches, jewelry, books, bags and cases, magazines, teaching materials, stationery, writing instruments, fashion accessories, wallets, passport holders, key holders, tea cups, pots, mugs, coasters, toys and playthings, shoes, clothing, headgear, plush toys, board games and sports equipment; retail services via the Internet and/or via the telecommunications network; retail store services featuring computer software provided via the internet and other computer and electronic communication networks; sales promotion for others; systemization of information into computer databases; writing of publicity texts; all included in Class 35.

Schedule

96236554.1

Hong Kong	Learnlex LEARNLEX learnlex	303266785	14 January 2015 / 23 November 2015 / 13 January 2035	38

communications by computer terminals; computer aided transmission of messages and images; electronic and digital transmission of data, images, voice, signals, messages and documents (information) via computer terminals; electronic bulletin board services [telecommunications services] for the posting, promotion, sale, resale and leasing of goods and services over the Internet; electronic bulletin board services; interactive telecommunication services; interactive telecommunication via the Internet; providing access to databases via telecommunication networks; providing access to databases; providing access to platforms and portals on the Internet or via telecommunication means; providing internet chatrooms; providing online forums; providing telecommunications connections to a global computer network; rental of access time to global computer networks; streaming of audio and video materials on the Internet or via telecommunication network; streaming of audio content via a global computer network; streaming of audio material on the Internet; streaming of audio materials on global communication networks; telecommunications services; teleconferencing services; television broadcasting; transmission of educational films, television programmes and video recordings; transmission of non-downloadable digital files, videos, sounds, music, images, text, publications, signals, software, information, data and code via the Internet, global computer network, satellite communication or telecommunications network; webcasting services; wireless electronic transmission of data and content via computer terminals; information, advisory and consultancy services relating to the foregoing; all included in Class 38.

Schedule

96236554.1

Schedule

96236554.1

Hong Kong	Learnlex LEARNLEX learnlex	303266785	14 January 2015 / 23 November 2015 / 13 January 2035	41

arranging and conducting of conferences; arranging and conducting of seminars; arranging and conducting of symposiums; arranging and conducting of workshops [training]; arranging, organizing and conducting on-line examinations; certification in relation to teaching, education, awards, examinations and other forms of assessment; correspondence courses; education information; education, examination services, certifying education and training facilities, colleges, and schools; education; educational advisory services, preparation and validation, accreditation, conduct and administration of examinations, tests and systems of assessing and recording teaching, academic and other achievements; educational examination; educational services; electronic desktop publishing; examination services; film and video production and distribution services; interactive game services provided on-line from a computer network or from a computer database; higher education, university and college educational services; information relating to education and training provided on-line from a computer database or the Internet; information, consultancy, assistance and advisory services relating to education, examinations, books, sport, schools, educational courses, training, recreation, culture and/or the arts; library services connected with information, instruction, teaching, training, examination, educational testing and assessment material; online information services relating to education; organization of educational events; organization of competitions [education]; organization of exhibitions for cultural or educational purposes; organization of on-line game competitions; practical training [demonstration]; preparation and validation, accreditation, conduct and administration of examinations, tests and systems of assessing and recording academic and other achievements; production and distribution of educational films, television programmes and video recordings; providing and disseminating information relating to training and education; provision and publication of information, instruction, teaching, training, examination, testing and assessment material; providing education services which may be accessed via the Internet or from a computer database; providing examination and assessment services of gifted and talented youths; providing of training and courses, arranging and conducting of workshops; providing platform or portals of interactive games and computer software applications in relation to education; providing on-line electronic publications, not downloadable; providing tuition services on-line from a computer network; provision and publication of information, instruction, teaching, training, examination, testing and assessment material; provision of correspondence courses, issuing certificates in relation to examinations and other forms of assessment, arranging exhibitions and seminars; provision of correspondence courses, issuing certificates in relation to examinations and other forms of assessment, arranging exhibitions and seminars; provision of news on-line; training services; provision of online education information for teachers and students; provision of on-line publication; provision of training, teaching, academic, instruction, examination, testing (educational assessment) and assessment services; publication of books, brochures, syllabi, examination papers and leaflets, educational research services; publication of electronic books and journals on-line [not downloadable]; publication of magazines, leaflets and books; publication of texts, other than publicity texts; publishing services, educational assessment services, certification in relation to examinations and other forms of assessment, certifying education and training awards; publishing services, educational assessment services, publication of books, brochures, syllabi, examination papers and leaflets, educational research services; secondary and tertiary education services; services of schools [education]; setting and testing of education standards; teaching; translation; tuition; writing of texts, other than publicity texts; including, but not limited to the provision of the aforesaid services online, by way of the Internet, by email and/or via telecommunications networks; information, advisory and consultancy services relating to the foregoing; all included in Class 41.

Hong Kong	Learnlex LEARNLEX learnlex	303266785	14 January 2015 / 23 November 2015 / 13 January 2035	42

computer programming; computer software consultancy; computer software design; computer system design; computer systems analysis; consultancy, development and design services relating to computer programming; conversion of data or documents from physical to electronic media; creating and maintaining web sites for others; data conversion of computer programmes and data [not physical conversion]; duplication of computer programmes; hosting computer sites[web sites]; industrial analysis and research services; installation of computer software; maintenance of computer software; provision of information, assistance, consultation, advice relating to information technology, science and technology; rental of computer software; testing, and monitoring services; updating of computer software; including, but not limited to the provision of the aforesaid services online, by email, by way of the Internet, and/or via telecommunications networks; information, advisory and consultancy services relating to the foregoing, all included in Class 42.

Schedule

96236554.1

Part B：Trademarks under Application

Territory	Mark	Application Number	Date of Filing	Class	Specification

N/A	N/A	N/A	N/A	N/A	N/A

Schedule

96236554.1